CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Putnam Funds Trust of our report dated June 10, 2019, relating to the financial statements and financial highlights, which appears in Putnam Capital Spectrum Fund’s Annual Report on Form N-CSR for the year ended April 30, 2019. We also consent to the references to us under the headings “Representations and warranties of the Acquired Fund” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
January 10, 2020